EXHIBIT 16

               Schedule for Computation of Performance Quotation
               -------------------------------------------------

                            LOU HOLLAND GROWTH FUND

A.  Cumulative Total Return

 1. Initial (April 29, 1996) Net Asset Value = 10.00

 2. Number of hypothetical shares purchased = $1,000 divided by $10.00 = 100 shares

 3. Amount of dividends =

   12/31/96 - $0.18202905 per share * 100 shares = $18.20/$11.28 = 1.6135 shares
                                                     Total = 1.6135

 4. Fees charges to shareholder accounts = 0

 5. Ending (December 31, 1996) Net assets Value = $11.28

 6. Ending Redeemable value of hypothetical investment =
      100 + 1.6135 = 101.6135 x $11.28 = $1,146.20

 7. Cumulative Total Return = ($1,146.20 - $1,000) divided by $1,000 = +14.62%

B.  Average Annual Total Return

 1. Initial (April 29, 1996) Net Asset Value = 10.00

 2. Number of hypothetical shares purchased = $1,000 divided by $10.00 = 100 shares

 3. Amount of dividends =

   12/31/96 - $0.18202905 per share * 100 shares = $18.20/$11.28 = 1.6135 shares
                                                           Total = 1.6135

 4. Fees charges to shareholder accounts = 0

 5. Ending (December 31, 1996) Net Asset Value = $11.28

 6. Ending Redeemable value of hypothetical investment =
      100 + 1.6135 = 101.6135 x $11.28 = $1,146.20

 7. Total Return Index value - $1,146.20/$1,000 = 1.14620

 8. Average Annual Total Return = [1.14620(305/240)] -1 = +22.44%